UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

UNITED HOMES GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

UNITED HOMES GROUP, INC.

917 Chapin Road

Chapin, South Carolina 29036

(844) 766-4663

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS AND

INFORMATION STATEMENT

To the Stockholders of United Homes Group, Inc.:

The board of directors of United Homes Group, Inc., a Delaware corporation (the “Company,” “our” or “we”), is furnishing this information statement to inform you of an action taken by stockholders who hold a majority of the voting power of our outstanding shares, as permitted by Section 228 of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our amended and restated bylaws. We are first mailing this information statement on or about February 5, 2024, to the stockholders of record of our outstanding Class A Common Stock, par value $0.0001 per share (the “Class A common stock”), and our Class B Common Stock, par value $0.0001 per share (the “Class B common stock”), as of the close of business on January 24, 2024. We refer to the Class A common stock and the Class B common stock, which are our only voting securities, as the “common stock.”

More specifically, the purpose of this information statement is to inform you that the two stockholders identified below, representing a majority of the voting power of the common stock (the “Majority Stockholders”), acted by written consent on January 26, 2024 to vote in favor of the issuance of more than 20% of our issued and outstanding Class A common stock pursuant to the terms of the Convertible Note Purchase Agreement (the “Note Purchase Agreement”), entered into on March 21, 2023, by and among the Company (then named DiamondHead Holdings Corp., or “DHHC”)), Great Southern Homes, Inc. (“GSH”), and a group of investors (the “Convertible Note Investors”). As described further below, we entered into the Note Purchase Agreement in connection with the consummation of our business combination on March 30, 2023. The approval by the Majority Stockholders enables shares of our Class A common stock to be issued upon the conversion of the of Convertible Promissory Notes (the “Notes”) in accordance with Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”) of the Nasdaq Capital Market (the “Share Issuance”).

The Majority Stockholders are Michael Nieri, our Chief Executive Officer and Chairman, and PWN Trust 2018, a family trust established by Michael Nieri for the benefit of Pennington W. Nieri, our Co-Executive Vice President – Construction Services. Pennington W. Nieri is co-trustee of the PWN Trust 2018, and Shelton Twine, our Chief Operating Officer, is the other co-trustee. Shares of Class A common stock are entitled to one vote per share, and shares of Class B common stock are entitled to two votes per share. Under the written consent to approve the Share Issuance, Michael Nieri voted 18,520,632 shares of Class B common stock (37,041,264 votes) in favor of the Share Issuance, and the PWN Trust 2018 voted 5,975,576 shares of Class B common stock and 83,332 shares of Class A common stock (together comprising 12,034,484 votes) in favor of the Share Issuance (49,075,748 votes in total). As of January 24, 2024, there were 11,382,282 outstanding shares of Class A common stock and 36,973,876 outstanding shares of Class B common stock representing (85,330,034 votes). Therefore, the Majority Stockholders approved the Share Issuance by voting 57.5% of the voting power of our outstanding shares of common stock. For purposes of the approval of the Share Issuance, the issued and outstanding Class A common stock and Class B common stock voted together as a single class.

i

On March 30, 2023, we consummated our business combination (the “Business Combination”) in accordance with the terms of the Business Combination Agreement, dated as of September 10, 2022 (the “Business Combination Agreement”), by and among DHHC, Hestia Merger Sub, Inc., a wholly-owned subsidiary of DHHC (“Merger Sub”), and GSH. Pursuant to and at the closing of the transactions contemplated by the Note Purchase Agreement, the Convertible Note Investors agreed to purchase (a) $80.0 million in original principal amount of the Notes and, (b) pursuant to the terms of share subscription agreements entered into between each Convertible Note Investor and the Company, an additional 744,588 shares of Class A common stock in a private placement PIPE investment. Each Note is convertible on or after March 30, 2024 into shares of Class A common stock at a per share price equal to 80% of the value weighted average trading price per share of Class A common stock during the 30 consecutive days before March 30, 2024, subject to a floor price of $5.00 and a maximum price of $10.00 per share. The conversion price is subject to customary adjustments for certain corporate events as provided in the Notes.

The terms and provisions of the Note Purchase Agreement and the Notes required any issuances be made in accordance with Nasdaq Rule 5635(d), which requires us to secure stockholder approval for a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), that equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the lower of: (a) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (b) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. (Generally, a “trading day” is any day on which shares of Class A common stock are traded on Nasdaq or, if such market is not the principal trading market for shares of Class A common stock, then on the principal securities exchange or securities market on which the Issuer Class A Shares are then traded.) The conversion of the Notes into shares of Class A common stock requires prior stockholder approval, which we have now obtained as described above.

The full text of the written consent of the Majority Stockholders without a meeting of stockholders is attached to this information statement as Annex A. This information statement also constitutes notice to you under Section 228 of the DGCL of the actions taken by written consent by the Majority Stockholders without a meeting of stockholders.

Please note that the number of votes received from the Majority Stockholders by written consent is sufficient to satisfy the stockholder approval requirement for these actions under the DGCL and Nasdaq Rule 5635(d), and no additional votes are needed, or are being solicited, to approve the Share Issuance. The Company is furnishing this information statement to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing the non-consenting stockholders of this corporate action.

Holders of our common stock do not have appraisal or dissenters’ rights under the DGCL in connection with the matter described in this information statement and approved by the Majority Stockholders. Please read this information statement carefully in its entirety, including any information incorporated by reference into this information statement, although no action is required on your part in connection with this document.

This is not a notice of a special meeting of stockholders, and no stockholder meeting will be held to consider the matter described in this information statement.

We are not asking you for a proxy, and we ask you not to send us a proxy.

February 7, 2024	By Order of the Board of Directors,

/s/ Michael Nieri
Michael Nieri
Chief Executive Officer

SUMMARY

Background

We are required to deliver this information statement to holders of the securities of United Homes Group, Inc. (the “Company,” “our,” “we” or “us”) to provide notice that, on January 26, 2024 (the “Approval Date”), stockholders holding a majority of the voting power of the outstanding common stock entitled to vote (the Majority Stockholders), without holding a meeting of stockholders at which holders of our common stock would be entitled to vote, have provided written consent to approve an action that would normally require such a meeting. Defined terms used in the remainder of this information statement have the meanings given in the cover letter, which is a part of this information statement.

We are providing the accompanying material is to you for informational purposes only. No vote or other action of our stockholders is required in connection with the matter described in this information statement. We are not asking you for a proxy, and we ask that you not send us a proxy.

Information Concerning the Action by Written Consent

This information statement is being mailed on or about February 5, 2024 to the holders of record at the close of business on January 24, 2024 (the “Record Date”) of our common stock pursuant to Rule 14c-2 of the Exchange Act and Section 228 of the DGCL.

The purpose of this information statement is to inform holders of our common stock that by written consent without a meeting, the Majority Stockholders approved the issuance of more than 20% of our issued and outstanding Class A common stock pursuant to the terms of the Note Purchase Agreement, so that such issuances will be made in accordance with Nasdaq Rule 5635(d). The Share Issuance is described in more detail in this information statement, and the full text of the written consent by the Majority Stockholders without a meeting of stockholders is attached to this information statement as Annex A.

The approval of the Share Issuance is required by Nasdaq Rule 5635(d), as further described in this information statement. While typically the required vote pursuant to Nasdaq Rule 5635(d) is the approval by a majority of votes cast at a meeting of stockholders, because the required stockholder approval was obtained by use of written consents in lieu of a special stockholders meeting, the required vote was the written consent of holders of a majority of the shares entitled to vote as of the Approval Date. The written consent of the Majority Stockholders was sufficient to approve the Share Issuance. Therefore, no proxies or consents were, or are, being solicited in connection with the Share Issuance.

Other than the stockholder written consent described above, no other votes are necessary or required to effectuate the Share Issuance described in this information statement.

Effective Date of Action by Written Consent

This information statement is being furnished to all holders of our common stock pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder solely for the purpose of informing stockholders of the approval by the Majority Stockholders of the Share Issuance. In accordance with Exchange Act Rule 14c-2, the approval of the Share Issuance effected through the written consent by the Majority Stockholders will become effective no sooner than 20 calendar days following the mailing of this information statement.

Outstanding Shares and Voting Rights as of the Approval Date

As of the Approval Date, our authorized capital stock consisted of 450,000,000 shares, consisting of: (a) 350,000,000 shares of Class A common stock; (b) 60,000,000 shares of Class B common stock; and (c) 40,000,000 shares of preferred stock, having a par value of $0.0001 per share, of which 11,382,282 shares of Class A common stock, 36,973,876 shares of Class B common stock and no shares of preferred stock were issued and outstanding, respectively.

Except as otherwise required under the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, holders of shares of Class A common stock and Class B common stock vote together on any matter submitted to a vote of the stockholders generally. Each share of our outstanding Class A common stock is entitled to one vote on matters submitted for stockholder approval, and each share of our outstanding Class B common stock is entitled to two votes on matters submitted for stockholder approval.

The DGCL permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders. To significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Share Issuance, management suggested to our board of directors that the requisite approval be provided by the written consent of two holders who together hold a majority of the voting power of the Company (the Majority Stockholders). Accordingly, under the DGCL, no other approvals by our board of directors or our stockholders is required to effect such action.

On January 26, 2024, the Majority Stockholders executed and delivered to the Company a written consent by which holders of 83,332 shares of our Class A common stock and 24,496,208 shares of our Class B common stock, or approximately 57.5% of the voting power of the common stock entitled to vote on the matter, approved the Share Issuance. Accordingly, under the DGCL, no other approvals by our board of directors or our stockholders is required to effect such action, and we are not soliciting proxies with this information statement.

No Dissenters’ or Appraisal Rights

The DGCL does not provide dissenters’ or appraisal rights to stockholders of the Company in connection with the Share Issuance or any matter described in this information statement.

Expenses

The Company will bear the cost of furnishing this information statement. We will mail this information statement to registered stockholders and certain beneficial stockholders of the Company at the request of brokerage houses, nominees, custodians, fiduciaries and other similar parties.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q: Why am I receiving these materials?

A:	We are providing this information statement to you for your information to comply with the requirements of the Exchange Act and the DGCL. Please read this information statement carefully in its entirety, including any information incorporated by reference into this information statement, although no action is required on your part in connection with this document.

Q: Who is entitled to receive this information statement?

A:	The Record Date for determining our stockholders who were entitled to notice of the matters set forth in this information statement was January 24, 2024, the date determined by our board of directors. In accordance with Exchange Act Rule 14c-2, the approval of the Share Issuance effected through the written consent by the Majority Stockholders will become effective no sooner than 20 calendar days following the mailing of this information statement. This information statement is being mailed on or about February 5, 2024, to stockholders of record as of January 24, 2024. Therefore, the approval of the Share Issuance will be effective on or about February 25, 2024. The Share Issuance may only occur in accordance with the terms of the Note Purchase Agreement and the Notes, and may not occur at all.

Q: What information is contained in this information statement?

A:	This information statement contains information regarding an action approved by our board of directors and holders of an aggregate of 83,332 shares of our Class A common stock and 24,496,208 shares of our Class B common stock, voting together and representing a majority of the voting power of our common stock as of January 24, 2024. We refer to these stockholders as the Majority Stockholders in this information statement.

Q: What action was approved by the written consent of the Majority Stockholders?

A:	The written consent of the Majority Stockholders approved the issuance of more than 20% of our issued and outstanding Class A common stock pursuant to the terms of the Note Purchase Agreement and the Notes, so that issuances will be made in accordance with Nasdaq Rule 5635(d). The full text of the written consent of the Majority Stockholders is attached to this information statement as Annex A.

Q: Why are you not soliciting proxies on this action?

A:	We are not soliciting proxies on the Share Issuance because the Majority Stockholders, who together hold approximately 57.5% of our voting power, provided a written consent approving the action, and no other action on the part of our stockholders is necessary or required to effectuate the Share Issuance.

Q: To whom may I direct any additional questions regarding this information statement?

A:	If you have any additional questions regarding this information statement, you may contact Erin Reeves McGinnis at the following address and telephone number: (844) 766-4663; 917 Chapin Road, Chapin, South Carolina 29036.

DESCRIPTION OF SHARE ISSUANCE, NOTE PURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS

Business Combination

We were originally known as DiamondHead Holdings Corp., or DHHC. On March 30, 2023, pursuant to the terms of the Business Combination Agreement, we consummated our Business Combination. Merger Sub merged with and into GSH, with GSH surviving the merger as a wholly owned subsidiary of the Company. In connection with the closing of the Business Combination, we changed our name to United Homes Group, Inc.

On the closing date of the Business Combination, the Convertible Note Investors purchased from the Company:

(i)	$80,000,000 in original principal amount of convertible promissory notes (the Notes), and

(ii)	744,588 shares of Class A common stock in a private placement PIPE investment (collectively, the “PIPE Investment”).

The aggregate gross amount of the PIPE Investment was $75,000,000. The shares of Class A common stock issued to the Convertible Note Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated thereunder.

Terms of the Notes

Pursuant to the Notes, interest is payable on the outstanding principal amount and all overdue amounts under the Notes from the issuance date up to (but not including) the fourth anniversary of the issuance date, at a rate of 15% per annum, with such rate to increase by 1% per annum beginning on such fourth anniversary.  All interest on the Notes must be paid in cash, provided that on any interest payment date during the term of the Notes, the Company will have the option to pay a portion of the accrued and unpaid interest on the Notes on such interest payment date that has accrued at the rate in excess of 10% per annum either (a) in cash or (b) by capitalizing such interest and adding it to the then outstanding principal amount of the Notes (“PIK Interest”). Unless the Company notifies the holder at least two business days before the interest payment date that it intends to treat some portion of the entire interest due on such interest payment date as PIK Interest, the Company will be deemed to have elected to pay all of the interest in cash. Interest on the Notes will be computed based on a 360-day year of twelve 30-day months, and all PIK Interest on the Notes will be compounded quarterly on the last day of each quarter.

Subject to Nasdaq Rule 5635(d) and any other applicable Nasdaq rule, at any time from and after March 30, 2024 and up to March 30, 2028, the maturity date, the then outstanding obligations under the Notes (the “Conversion Amount”) may be converted into fully paid and nonassessable shares of Class A common stock (the “Conversion Shares”), at the sole election of the holder of the Note, upon written notice to the Company using a specified form. The number of Conversion Shares shall be determined by dividing (i) the Conversion Amount by (ii) the Conversion Price, as described in the following paragraph.

Each Note (or any portion of a Note) is convertible at a holder’s option into shares of Class A common stock, at any time after March 30, 2023 until March 30, 2028, the maturity date of the Note, at a per share price equal to 80% of the value weighted average trading price of a share of Class A common stock as traded on the principal securities exchange or securities market on which the Company’s shares of Class A common stock are then traded (“VWAP”), during the 30 consecutive days before March 30, 2024, subject to a floor price of $5.00 and a maximum price of $10.00 per share (as so calculated, the “Conversion Price”). The Conversion Price is subject to customary adjustments for certain corporate events as provided in the Notes. If any such event occurs, the number of shares of Class A common stock issuable upon conversion may be higher than implied by the initial Conversion Price.

Notwithstanding the conversion rights, subject to Nasdaq Rule 5635(d) and any other applicable Nasdaq rule, if at any time after March 30, 2025, the VWAP of a share of Class A common stock equals or exceeds $13.50 for 20 trading days in any Qualifying Trading Period (as defined below), all of the then-outstanding obligations under the Notes, calculated at the “Make Whole Amount” as defined in the Note (such amount, the “Forced Conversion Amount”) may be converted into Conversion Shares, at the sole election of the Company, following delivery of a written notice to the holder. The number of Conversion Shares will be determined by dividing (x) the Forced Conversion Amount by (y) the Conversion Price. A “Qualifying Trading Period” is any 30 consecutive trading day period during which the daily trading volume of the shares of Class A Common Stock on each Trading Day was at least 1% of the outstanding shares of Class A Common Stock outstanding at the commencement of each such trading day.

In the event of any conversion of the Notes by either the holder or the Company, the Company may at its option deliver to the holder up to 50% of the outstanding balance of the obligations under the Notes in a cash payment equal to the VWAP of the Company’s shares of Class A common stock during the five consecutive trading day period ending on, and including, the last trading day before the date on which the Note would be convertible in lieu of the issuance of that number of Conversion Shares.

Reasons for Stockholder Approval of the Share Issuance

Our shares of Class A common stock are currently listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Under Nasdaq Rule 5635(d), requires us to secure stockholder approval for a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), that equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the lower of: (a) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (b) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. The conversion of the Notes into shares of Class A common stock (the Share Issuance) requires prior stockholder approval, which we have now obtained as described above.

Effect of the Share Issuance upon Rights of Existing Stockholders

The Conversion Shares include up to 20,800,000 shares of Class A common stock issuable in connection with the conversion or repayment of the outstanding principal balance of the Notes, representing 64.6% of the issued and outstanding Class A common stock as of the Record Date on a fully diluted basis. The principal effect upon the rights of our existing stockholders of the Share Issuance will be a dilution in their current percentage ownership in the Company.

In addition, the issuance of shares of Class A common stock in connection with the conversion or repayment of the outstanding principal balance of the Notes could materially and adversely affect the market price of our Class A common stock on the Nasdaq Capital Market, and it is possible that the overhang of such shares may have already affected the market price of our shares of our Class A common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s voting securities, consisting of Class A common stock and Class B common stock, as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of our Class A common stock and Class B common stock;

●	each of our executive officers and directors who beneficially own Class A common stock and Class B common stock; and

●	all our officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

Subject to the paragraph above, the percentage ownership of issued shares is based on (i) 11,382,282 shares of Class A common stock and (ii) 36,973,876 shares of Class B common stock issued and outstanding as of January 24, 2024.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 917 Chapin Road, Chapin, South Carolina 29036.

Name and Address of Beneficial Owner (1)	Number of Class A Shares Beneficially Owned	% of Class (1)	Number of Class B Shares Beneficially Owned	% of Class (1)
Directors and Named Executive Officers
Michael Nieri (2)	37,223,872	77.0%	36,973,876	100%
Tom O’Grady	746,947	6.2%	—	—%
David Hamamoto (2)	3,134,826	25.1%	—	—%
Eric S. Bland	123,750	1.1%	—	—%
James P. Clements	37,739	*	—	—%
Robert Dozier	54,068	*	—	—%
Jason Enoch	30,239	*	—	—%
Nikki R. Haley	53,406	*	—	—%
Alan Levine (2)	892,739	7.8%	—	—%
Michael Bayles	—	*	—	—%
Robert Grove	—	*	—	—%
Keith Feldman	521,866	4.5%	—	—%
Shelton Twine (2)	18,398,939	62.7%	17,926,728	48%
All executive officers and directors as a group (19 individuals)	43,249,104	85.3%	36,973,876	100%
Greater than Five Percent Holders:
Antara Capital (3)	4,455,317	35.3%	—	—%
PWN Trust 2018 (4)	6,058,908	34.9%	5,975,576	16%
MEN Trust 2018 (5)	6,058,908	34.9%	5,975,576	16%
PMN Trust 2018 (6)	6,058,908	34.9%	5,975,576	16%
James Martell	748,020	6.6%	—	—%

Less than 1%

(1)	The percentage of beneficial ownership of the Company is calculated based on (i) 11,382,282 Class A common stock and (ii) 36,973,876 Class B common stock issued and outstanding as of January 24, 2024.
(2)	Includes shares which the identified holder may be deemed to beneficially own, including shares held in trusts for the benefit of family members, or trusts in which the identified holder is a trustee.
(3)	The business address of Antara Capital is 55 Hudson Yards, 47th Floor, Suite C, New York, New York 10001. Voting and dispositive control of the securities is held by Himanshu Gulati, as managing member of Antara Capital GP LLC, a Delaware limited liability company which is the general partner of Antara Capital LP, a Delaware limited partnership which is the investment manager of Antara Capital.
(4)	Voting and dispositive control of the securities is shared by Pennington Nieri and Shelton Twine.
(5)	Voting and dispositive control of the securities is shared by Maigan Nieri Lincks and Shelton Twine.
(6)	Voting and dispositive control of the securities is shared by Patrick Nieri and Shelton Twine.

OTHER MATTERS

No matters other than those discussed in this information statement were approved in the written consent signed by the Majority Stockholders. No security holder has asked the Company to include any proposal in this information statement.

HOUSEHOLDING INFORMATION

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single information statement to multiple stockholders who share an address unless contrary instructions have been received. We will deliver upon oral or written request a separate copy of this information statement to any stockholder of a shared address to which a single copy of this information statement was delivered. If you prefer to receive separate copies of this information statement or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future information statements, proxy statements or annual reports for your household, please call us at (844) 766-4663 or send your request in writing to us at the following address: 917 Chapin Road, Chapin, South Carolina 29036, Attention: Erin Reeves McGinnis.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like the Company, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx. Information on our website or any other website is not incorporated by reference into this information statement and does not constitute a part of this information statement unless specifically so designated and filed with the SEC.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC, which means that it can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this information statement. The following documents the Company filed with the SEC pursuant to the Exchange Act are incorporated into this information statement by reference:

●	Annual Report on Form 10-K or the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023;
●	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 15, 2023, August 14, 2023, and November 14, 2023, respectively; and
●	Current Reports on Form 8-K filed on March 31, 2023, April 5, 2023, July 17, 2023, August 11, 2023, and January 29, 2024, respectively.

Any statement contained in this information statement or in a document incorporated by reference in this information statement shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained in any subsequently filed document that is incorporated by reference in this information statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

This information statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. The delivery of this information statement should not create an implication that there has been no change in the affairs of the Company since the date of this information statement or that the information in this information statement is correct as of any later date regardless of the time of delivery of this information statement.

You may also request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by calling or writing Erin Reeves McGinnis at the following telephone number and address: (844) 766-4663; 917 Chapin Road, Chapin, South Carolina 29036.

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

You should rely only on the information provided in this filing. You should not assume that the information in this information statement is accurate as of any date other than the date of this document. The Company has not authorized anyone else to provide you with any information.

ANNEX A

WRITTEN CONSENT

OF THE STOCKHOLDERS

OF UNITED HOMES GROUP, INC.

The undersigned, being the holders of a majority of the voting power represented by the issued and outstanding shares of the voting stock of United Homes Group, a Delaware corporation (the “Company”), acting pursuant to the Company’s certificate of incorporation and Section 228(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and in lieu of a special meeting of the stockholders of the Corporation, hereby consents to, authorizes and adopts (with respect to all shares of voting stock held by the undersigned) the following resolutions with the same force and effect as if the undersigned were personally present at a special meeting of the stockholders of the Company and had voted for the same:

Approval of Issuance of Class A Common Stock Upon Conversion of Notes

WHEREAS, the Board of Directors of the Company (the “Board”) has previously determined it to be in the best interests of the Company to enter into, in connection with the consummation of the Company’s business combination on March 30, 2023, the Convertible Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Company (then named DiamondHead Holdings Corp.), Great Southern Homes, Inc. and a group of investors (the “Convertible Note Investors”) pursuant to which the Company has issued certain Convertible Promissory Notes (the “Notes”) that will be convertible on and after March 30, 2024 for an aggregate of up to 20,800,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A common stock”; the issuance of shares of Class A common stock upon such conversion being the “Share Issuance”); and

WHEREAS, the Note Purchase Agreement and the Notes require that any issuances be made in accordance with any applicable Nasdaq Rules, including Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”) of the Nasdaq Capital Market; and

WHEREAS, Nasdaq Rule 5635(d) requires stockholder approval for a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), that equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the lower of: (a) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (b) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement;

NOW, THEREFORE, BE IT RESOLVED, that the execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes, and the consummation of the transactions contemplated thereby, including, without limitation, the Share Issuance pursuant to the terms and conditions thereof, shall be, and they hereby are, authorized, approved and adopted for all purposes and in all respects, provided that the approval of the Share Issuance effected through this written consent by the Majority Stockholders shall become effective no sooner than 20 calendar days following the mailing of an information statement to the Company’s stockholders providing notice of such action in accordance with the rules and regulations of the Securities and Exchange Commission and the DGCL.

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